EXHIBIT 24
THE J. M. SMUCKER COMPANY
REGISTRATION STATEMENT ON FORM S-8
POWER OF ATTORNEY
          Each undersigned officer and/or director of The J. M. Smucker Company, an Ohio corporation (the “Registrant”), does hereby make, constitute and appoint each of Timothy P. Smucker, Richard K. Smucker and M. Ann Harlan, with full power of substitution and resubstitution, as attorney of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of Common Shares of the Registrant issuable pursuant to the Non-Qualified Stock Option Agreement, dated as of July 1, 1998, by and between International Multifoods Corporation (predecessor-in-interest to the Registrant) and Daryl Schaller, (ii) any and all amendments, including post-effective amendments, and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
          IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 31st day of October, 2006.

/s/ Timothy P. Smucker	/s/ Richard K. Smucker

Timothy P. Smucker	Richard K. Smucker
Chairman, Co-Chief Executive Officer and Director	President, Co-Chief Executive Officer and Director

/s/ Mark R. Belgya	/s/ John W. Denman

Mark R. Belgya	John W. Denman
Vice President, Chief Financial Officer and Treasurer	Vice President and Controller

/s/ Vincent C. Byrd	/s/ R. Douglas Cowan

Vincent C. Byrd	R. Douglas Cowan
Director	Director

/s/ Kathryn W. Dindo	/s/ Elizabeth Valk Long

Kathryn W. Dindo	Elizabeth Valk Long
Director	Director

/s/ Gary A. Oatey	/s/ William H. Steinbrink

Gary A. Oatey	William H. Steinbrink
Director	Director

/s/ Paul J. Dolan	/s/ Nancy Lopez

Paul J. Dolan	Nancy Lopez
Director	Director